Exhibit 10.1

VOTING, REGISTRATION RIGHTS & LOCK-UP AGREEMENT

THIS VOTING, REGISTRATION RIGHTS & LOCK-UP AGREEMENT (this “Agreement”), dated as of June 30, 2009, is by and among ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (“Abraxas”), ABRAXAS ENERGY PARTNERS, L.P., a Delaware limited partnership (“Energy,” and together with Abraxas, the “Abraxas Parties”), and the limited partners signatory hereto (individually, a “Limited Partner” and, collectively, the “Limited Partners”).  Terms not defined in this Agreement shall have the meaning given such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Abraxas and Energy propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of Energy with and into Abraxas (the “Merger”);

WHEREAS, on May 25, 2007, Energy, Abraxas and the Limited Partners entered into that certain Exchange and Registration Rights Agreement dated as of May 25, 2007, as amended by Amendment No. 1 to Exchange and Registration Rights Agreement dated as of October 6, 2008 and Amendment No. 2 to Exchange and Registration Rights Agreement dated as of May 1, 2009 (as amended, the “Exchange Agreement”), pursuant to which the Abraxas Parties agreed to provide certain rights for the benefit of the Limited Partners;

WHEREAS, Energy has previously filed a registration statement on Form S-1 (No. 333-144537) under the Act (the “IPO Registration Statement”) relating to the initial public offering (“IPO”) of the common units of Energy (the “Common Units”);

WHEREAS, each Limited Partner owns the number of Common Units set forth opposite its name on Schedule A hereto (such Common Units, together with any other Common Units acquired by such Limited Partner, as beneficial owner thereof, after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Units” of such Limited Partner);

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Abraxas Parties have requested that the Limited Partners enter into this Agreement; and

WHEREAS, as a condition to its willingness to approve the Merger Agreement, each of the Limited Partners have requested that the Abraxas Parties enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

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Article I

AGREEMENTS OF THE LIMITED PARTNERS

Each Limited Partner covenants and agrees with the Abraxas Parties, solely as to such Limited Partner, as follows:

Section 1.1 Agreement to Vote.  Such Limited Partner agrees that:

(a) In Favor of Merger.  At any meeting of the holders of the Common Units (the “Unitholders”) called to seek Energy Unitholder Approval or at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any ancillary document or agreement to the Merger Agreement, the Merger, or any other transaction contemplated thereby is sought, the Limited Partner shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Units to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted) the Subject Units in favor of granting Energy Unitholder Approval.  In the event Energy Unitholder Approval is sought without a meeting of the Unitholders, this Agreement shall constitute an approval in writing pursuant to Section 13.11 of the Partnership Agreement of the Merger and the Merger Agreement and all of the transactions contemplated thereby.

(b) Against Other Transactions.  At any meeting of the Unitholders of Energy or at any postponement or adjournment thereof or in any other circumstances upon which the Limited Partner’s consent or other approval is sought, the Limited Partner shall vote (or cause to be voted) the Subject Units against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Energy, (ii) any acquisition proposal and/or (iii) any amendment of Energy’s certificate of limited partnership or the Partnership Agreement or other proposal or transaction involving Energy or any of its subsidiaries, which amendment or other proposal or transaction could in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, any ancillary document or agreement to the Merger Agreement, the Merger, or any other transaction contemplated thereby or change in any manner the voting rights of any class of Energy’s units.  The Limited Partners shall not take or commit or agree to take any action inconsistent with the foregoing.

(c) Revoke Other Proxies.  Such Limited Partner represents and warrants that any proxies heretofore given in respect of the Subject Units that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(d) IRREVOCABLE PROXY.  Such Limited Partner hereby irrevocably grants to, and appoints, Abraxas, and any individual designated in writing by Abraxas, and each of them individually, as such Limited Partner’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Limited Partner, to vote the Subject Units, or grant a consent or approval in respect of the Subject Units in a manner consistent with this Section 1.1.  Such Limited Partner understands and acknowledges that Abraxas is entering into this Agreement and the Merger Agreement in reliance upon such Limited Partner’s execution and delivery of this Agreement.  Such Limited Partner hereby

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affirms that the irrevocable proxy set forth in this Section 1.1 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Limited Partner under this Agreement.  Such Limited Partner hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Such Limited Partner hereby ratifies and confirms that the proxy and attorney-in-fact may lawfully do or cause to be done the matters set forth in this irrevocable proxy.  Such irrevocable proxy is executed and intended to be irrevocable.  The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.  Upon delivery of written request to do so by Abraxas, each such Limited Partner shall as promptly as practicable execute and deliver to Abraxas a separate written instrument or proxy that embodies the terms of the irrevocable proxy set forth in this Section 1.1.

Section 1.2 Exchange Agreement Standstill.  Each Limited Partner agrees that it will not exercise any of its rights, enforce any obligation of the Abraxas Parties or take any other action under the Exchange Agreement, for a period beginning on the date hereof and ending on the earliest to occur of (i) the Effective Time; (ii) the fifth business day immediately following the termination of the Merger Agreement; and (iii) the date on which that certain letter of intent dated as of June 18, 2009 by and among Abraxas, Energy and the Limited Partners (the “Letter of Intent”) is terminated by Abraxas, Energy or such Limited Partner.  For purposes of clarity, the termination of the Letter of Intent by any one Limited Partner, on the one hand, and the Abraxas Parties, on the other, shall have no effect on this Agreement as to any other Limited Partner, on the one hand, and the Abraxas Parties, on the other.  At the Effective Time, the Exchange Agreement shall terminate and be null, void and of no further force or effect.

Section 1.3 No Transfer.  Other than pursuant to the Merger or as otherwise permitted in this Agreement, the Limited Partner shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Units to any Person (other than an Affiliate of such Limited Partner who agrees to be bound by the terms of this Agreement) other than pursuant to the Merger, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise (including pursuant to any loan of Subject Units), with respect to any Subject Units, (iii) take any action that would make any representation or warranty of such Limited Partner herein untrue or incorrect in any material respect, or have the effect of preventing or disabling the Limited Partner from performing its obligations hereunder in any material respect, or (iv) commit or agree to take any of the foregoing actions.  This Section 1.3 shall automatically terminate at the Effective Time.

Section 1.4 Certain Trading Activities.  Other than with respect to the Merger, the Limited Partner shall not, directly or indirectly, or permit any Person acting on behalf of or pursuant to any understanding with such Limited Partner to, effect or agree to effect any transactions in the securities of Abraxas; provided, however, subject to compliance with applicable securities laws and the terms of Section 7 of the Letter of Intent, the foregoing restriction shall not apply to shares of Abraxas Common Stock that are not Merger Shares (as hereinafter defined) and are or were acquired by any Limited Partner in third party transactions unrelated to the Merger.  Notwithstanding anything to the contrary set forth in this Section 1.4 or

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otherwise in this Agreement, the Limited Partner shall, not, directly or indirectly, or permit any Person acting on behalf of or pursuant to any understanding with such Limited Partner to, effect or agree to effect any Short Sale involving the Abraxas Common Stock.  For purposes hereof, “Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.  This Section 1.4 shall automatically terminate at the Effective Time.

Section 1.5 Lock-Up.

(a) Each Limited Partner agrees not to (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Abraxas Common Stock received by such Limited Partner in the Merger (the “Merger Shares”), or announce any intention to do any of the foregoing, or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Merger Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the Merger Shares or other securities, in cash or otherwise (the “Initial Lock-Up”), for a period commencing at the Effective Time and ending on the date that is 90 days after the Effective Time (the “Initial Lock-Up Period”).

(b) Upon the expiration of the Initial Lock-Up Period (the “First Release Date”), one-third of the Merger Shares originally held by each Limited Partner shall thereafter be unrestricted and freely tradable, subject to applicable securities laws and the remaining two-thirds of the Limited Partners’ Merger Shares shall remain subject to the Initial Lock-Up; provided, however, the Limited Partners may sell or dispose of the remaining two-thirds of the Merger Shares in compliance with applicable securities laws to an accredited investor or qualified institutional buyer which becomes a party to this Agreement and is reasonably acceptable to Abraxas.

(c) Upon the expiration of the twelve-month period immediately following the First Release Date (the “Second Release Date”), an additional one-third of the Merger Shares originally held by each Limited Partner shall be unrestricted and freely tradable, subject to applicable securities laws and the remaining one-third of the Limited Partners’ Merger Shares shall remain subject to the Initial Lock-Up; provided, however, the Limited Partners may sell or dispose of the remaining one-third of the Merger Shares in compliance with applicable securities laws to an accredited investor or qualified institutional buyer which becomes a party to this Agreement and is reasonably acceptable to Abraxas.

(d) Upon expiration of the twelve-month period immediately following the Second Release Date,  all of the Merger Shares originally held by each Limited Partner shall be automatically released from any transfer restriction set forth in this Section 1.5 and the Limited Partners may freely transfer their Merger Shares in accordance with applicable securities laws.

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The Limited Partners may sell or dispose of their freely-tradable Merger Shares only in accordance with the terms of this Agreement and pursuant to (A) a registration statement covering Abraxas Common Stock as set forth in Sections 5.1 and 5.2, (B) any section of Rule 144 (or any similar provision then in force under applicable securities laws), (C) private sales in compliance with applicable securities laws to accredited investors or qualified institutional buyers or (D) pursuant to an Underwritten Offering (as defined in Section 5.3) as set forth in Sections 5.2 or 5.3.

Section 1.6 Public Statement.  Such Limited Partner shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, any ancillary agreement to the Merger Agreement, the Merger or any other transaction contemplated hereby and thereby without the prior written consent of Abraxas, except as may be required by applicable Law.

ARTICLE II

AGREEMENTS OF ABRAXAS

Section 2.1 IPO Standstill.  Energy shall not file any further amendments to the IPO Registration Statement or take any other actions intended to consummate the IPO for a period beginning on the date hereof and ending on the earliest to occur of (i) the Effective Time; (ii) the fifth business day immediately following the termination of the Merger Agreement; and (iii) the date on which the Letter of Intent is terminated by Abraxas, Energy or Limited Partners owning 10% of the Common Units.  At the Effective Time, Energy shall withdraw the IPO Registration Statement.

Section 2.2 Board Membership.  Prior to the mailing of the Proxy Statement, Energy shall designate Ed Russell and Brian Melton who currently serve on the GP Board (individually an “Energy Director Designee” and together the “Energy Director Designees”) to serve as members of the Abraxas Board following the Effective Time.  At the Effective Time, the Abraxas Board will increase the size of the Abraxas Board by two members and elect the Energy Director Designees to the Abraxas Board; provided, that each Energy Director Designee is and shall be independent within the meaning ascribed thereto by NASDAQ and the SEC at the time such individual is designated to serve on the Abraxas Board.  Subject to the fulfillment of its fiduciary duties under applicable Law and provided that each Energy Director Designee remains independent within the meaning ascribed thereto by NASDAQ and the SEC, the Abraxas Board will nominate and recommend approval of each Energy Director Designee at the annual meeting of Abraxas stockholders in 2010 for election to the Abraxas Board for a full three-year term.  On the date which is 24 months after the Effective Time, one of the Energy Director Designees will offer to resign from the Abraxas Board and on the date which is 36 months after the Effective Time, the remaining Energy Director Designee will offer to resign from the Abraxas Board.  If at any time either of the Energy Director Designees creates a vacancy on the Abraxas Board (by means of death, refusal to stand for re-election, resignation, retirement, disqualification, removal from office or otherwise), other than as contemplated by the preceding sentence, the Abraxas Board shall fill such vacancy or nominate for approval to fill such position, as applicable, with a person designated by the Unaffiliated Unitholders and the Abraxas Board shall continue to nominate and recommend approval of such person in any stockholder election consistent with the provisions set forth in this Section 2.2.

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Section 2.3 Due Diligence; Access.  From the date hereof until the Effective Time and subject to the requirements of applicable Laws, Abraxas and Energy shall (a) provide to the Limited Partners and their respective counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours after reasonable prior notice to the offices, properties, books and records of Abraxas and Energy, (b) furnish to the Limited Partners and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including furnishing to the Limited Partners, to the extent available, the financial results of Abraxas and its Subsidiaries in advance of any filing by Abraxas with the SEC or other public disclosure containing such financial results), (c) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of Abraxas and Energy to cooperate with the Limited Partners in their investigation of Abraxas or Energy, as the case may be.  Notwithstanding the foregoing provisions of this Section 2.3, Abraxas and Energy shall not be required to, or to cause any of their respective Subsidiaries to, grant access or furnish information to the Limited Partners or any of their representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by Law or an existing contract or agreement.  The Limited Partners shall hold, and shall cause its counsel, financial advisors, auditors and representatives to hold, any material or non-public information concerning Abraxas received from Abraxas or its Subsidiaries confidential.  Any investigation pursuant to this Section 2.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Abraxas, Energy or their respective Subsidiaries.

Section 2.4 Fees and Expenses.  Abraxas and Energy will bear and pay their own costs as well as expenses and the reasonable fees and expenses incurred on behalf of the Limited Partners of one investment banking firm and one law firm in connection with the negotiation, execution and delivery of this Agreement, the Letter of Intent, the Merger Agreement and consummation of the proposed Merger.

Section 2.5 Other Transactions.  Abraxas is not aware of, is not contemplating and has not been approached by any third-party about (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Energy, (ii) any acquisition proposal and/or (iii) any amendment of Energy’s certificate of limited partnership or the Partnership Agreement or other proposal or transaction involving Energy or any of its subsidiaries, which amendment or other proposal or transaction could in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, any ancillary document or agreement to the Merger Agreement, the Merger, or any other transaction contemplated thereby or change in any manner the voting rights of any class of Energy’s units.  If any such circumstance arises prior to the Closing Date, Abraxas shall have the duty to notify the Limited Partners regarding such circumstances as soon as reasonably practicable.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS

Each Limited Partner hereby represents and warrants to the Abraxas Parties, solely as to such Limited Partner, as of the date hereof and as of the Effective Time, as follows:

Section 3.1Authority; Execution and Deliver; Enforceability.  Such Limited Partner has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Limited Partner of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Limited Partner.  This Agreement constitutes the legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with its terms (subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies).

Section 3.2 No Conflicts.  The execution and delivery by such Limited Partner of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of any Contract to which the Limited Partner is a party or by which any properties or assets of the Limited Partner are bound or any provision of any Law applicable to the Limited Partner or the properties or assets of the Limited Partner, except for any such conflicts, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on such Limited Partner’s ability to perform its obligations hereunder.

Section 3.3 No Consents.  No notice to, authorization, approval, order, permit or consent of, or registration, declaration or filing with (collectively referred to as “Consent”), any Governmental Authority is required to be obtained or made by or with respect to the Limited Partner in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.4 The Subject Units.  Such Limited Partner is the record and beneficial (as defined in Rule 13d-3 of the Exchange Act) owner of and has good and marketable title to, the Subject Units, free and clear of any Liens.  The Limited Partner does not own, of record or beneficially (as defined in Rule 13d-3 of the Exchange Act), any equity interest in Energy other than the Subject Units.  The Limited Partner has the sole right to vote the Subject Units, and none of the Subject Units is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Units, except as contemplated by this Agreement.

Section 3.5 Restricted Securities.  Such Limited Partner understands that the Merger Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Abraxas in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Limited

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Partner represents that it is knowledgeable with respect to Rule 144 promulgated under the Securities Act.  Each such Limited Partner acknowledges and agrees that the certificates representing the Merger Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Section 3.6 Limited Partner Intent.  Upon consummation of the Merger, such Limited Partner will acquire the Merger Shares for investment purposes only and not with a view to or for distributing or reselling such Merger Shares or any part thereof.  Such Limited Partner understands that it must bear the economic risk of this investment indefinitely, that the Merger Shares may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or blue sky laws or the availability of exemptions therefrom.  Such Limited Partner understands that the transfer agent of Abraxas will be issued stop-transfer restrictions with respect to the Merger Shares unless such transfer is registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available or otherwise in accordance with this Agreement.  Such Limited Partner understands and agrees that that if such Limited Partner in the future decides to dispose of any of the Merger Shares, that it may do so only in compliance with the provisions of this Agreement, the Securities Act and applicable state securities Laws, as then in effect, or pursuant to an exemption therefrom or in the manner contemplated in any registration statement pursuant to which such securities are being offered.

Section 3.7 Limited Partner Status.  Such Limited Partner is an accredited investor and/or a qualified institutional buyer and upon consummation of the Merger will acquire the Merger Shares only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof.  Such Limited Partner is not an entity formed for the specific purpose of acquiring the Merger Shares.

Section 3.8 No Government Declaration as to Merger Shares.  Such Limited Partner agrees and is aware that no federal or state agency has passed upon or will pass upon the Merger Shares, or made any findings or determination as to the fairness of an investment in the Merger Shares.

Section 3.9 Reliance on Exemptions.  Such Limited Partner understands that the Merger Shares are being offered and sold to such Limited Partner in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws

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and that Energy is relying upon the truth and accuracy of, and such Limited Partner’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Limited Partner set forth herein to determine the availability of such exemptions and the eligibility of such Limited Partner to acquire the Merger Shares.

Section 3.10 Experience of Limited Partner.  Such Limited Partner, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Merger Shares, and has so evaluated the merits and risks of such investment.  Such Limited Partner is able to bear the economic risk of an investment in the Merger Shares and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

Section 3.11 Access to Information.  Such Limited Partner has been afforded:

(a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Abraxas Parties concerning the terms and conditions of the offering of the Merger Shares and the merits and risks of investing in the Merger Shares;

(b) access to information about the Abraxas Parties and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and

(c) the opportunity to obtain such additional information from the Abraxas Parties that is necessary to make an informed investment decision with respect to the investment.

Section 3.12 Investment Risk.  Such Limited Partner acknowledges that it is aware that its investment in the Merger Shares is speculative and involves a high degree of risk.

Section 3.13 No Legal, Tax or Investment Advice.  Such Limited Partner understands that nothing in this Agreement or any other materials presented by or on behalf of any Abraxas Party to such Limited Partner in connection with the investment in the Merger Shares constitutes legal, tax or investment advice.  Such Limited Partner has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Merger Shares.

Section 3.14 Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by such Limited Partner to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the offer, sale and issuance of the Merger Shares, and such Limited Partner has not taken any action that could cause any of the Abraxas Parties to be liable for any such fees or commissions, except as contemplated by Section 2.4.

Section 3.15 Merger Agreement.  Such Limited Partner understands and acknowledges that the Abraxas Parties are entering into the Merger Agreement in reliance upon the Limited Partner’s execution and delivery of this Agreement.

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Section 3.16 Certain Trading Activities.  Since the time that such Limited Partner was first contacted by the Abraxas Parties or any other Person regarding the transactions contemplated hereby and by the Merger Agreement, the Limited Partner has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Limited Partner, effected or agreed to effect any transactions in the securities of Abraxas (including, without limitation, any Short Sales involving the Abraxas Common Stock).

Section 3.17 Truth and Accuracy. All representations and warranties made by such Limited Partner in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the Closing.  If at any time prior to the Closing any representation or warranty shall not be true and accurate in any respect, such Limited Partner shall so notify the Abraxas Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ABRAXAS PARTIES

The Abraxas Parties hereby represent and warrant, jointly and severally, to the Limited Partners, as of the date hereof and as of the Effective Time, as follows:

Section 4.1 Authority; Execution and Deliver; Enforceability.  Each Abraxas Party has all requisite organizational power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Abraxas Parties of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Abraxas Parties.  This Agreement constitutes the legal, valid and binding obligation of each of the Abraxas Parties, enforceable against each of the Abraxas Parties in accordance with its terms (subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies).

Section 4.2 No Conflicts.  The execution and delivery by each Abraxas Party of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of any Contract to which any Abraxas Party is a party or by which any properties or assets of any Abraxas Party are bound or any provision of any Law applicable to any of the Abraxas Parties or the properties or assets of any of the Abraxas Parties, except for any such conflicts, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of the Abraxas Parties to perform its obligations hereunder.

Section 4.3 No Consents.  No Consent of any Governmental Authority is required to be obtained or made by or with respect to any of the Abraxas Parties in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the Abraxas Stockholder Approval, the filing of such reports by Abraxas under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and such filings by Abraxas with the NASDAQ or as may be

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required in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

Section 4.4 Merger Agreement.  Each of the Abraxas Parties understands and acknowledges that the Limited Partners are each entering into this Agreement in reliance upon the Abraxas Parties’ execution and delivery of the Merger Agreement and the consummation of the Merger.  The representations and warranties, covenants and agreements of the Abraxas Parties set forth in the Merger Agreement are incorporated by reference in this Agreement and shall be deemed made to the Limited Partners.

Section 4.5 Truth and Accuracy. All representations and warranties made by the Abraxas Parties in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the Closing.  If at any time prior to the Closing any representation or warranty shall not be true and accurate in any respect, the Abraxas Parties shall so notify the Limited Partners.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Shelf Registration of the Merger Shares.

(a) Filing.  Abraxas shall, subject to receipt of necessary information from the Limited Partners after prompt request from Abraxas to the Limited Partners to provide such information, no later than the 120 days following the Effective Time (the “Filing Date”), prepare and file with the SEC a registration statement on Form S-3 or such other successor form (except that if Abraxas is not then eligible to register for resale the Merger Shares on Form S-3, in which case such registration shall be on Form S-1 or any successor form) (a “Registration Statement”) to enable the resale of the Merger Shares by the Limited Partners or their transferees from time to time over the NASDAQ or any other national exchange on which the Abraxas Common Stock is then quoted or traded, or in privately-negotiated transactions.  No Limited Partner may include any Merger Shares in the Registration Statement pursuant to this Agreement unless such Limited Partner furnishes to Abraxas in writing within ten (10) business days after receipt of request therefor, information necessary to complete the Registration Statement.

(b) Effectiveness Date.  Abraxas shall, use its commercially reasonable efforts, subject to receipt of necessary information from the Limited Partners after prompt request from Abraxas to the Limited Partners to provide such information, to cause the Registration Statement to become effective.

(c) Continuous Effectiveness.  Abraxas shall use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective and prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) (and the applicable reports required by the Exchange Act and reports incorporated therein by reference, each so filed on a timely basis) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period ending on the date that is, with respect to each Limited Partner’s Merger Shares purchased hereunder, the earlier of

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(i)  the second anniversary of the Second Release Date and (ii) the date that all of the Merger Shares have been sold by the Limited Partners or otherwise transferred pursuant to a registration statement or otherwise.

Section 5.2 Piggyback Registration of the Merger Shares.

(a) Underwritten Offering Participation.  If at any time during the period beginning on the date the Initial Lock-up Period expires and ending on the date the Second Release Date expires, Abraxas proposes to issue and sell shares of Abraxas Common Stock pursuant to a registration statement other than a shelf registration statement or pursuant to a supplement to a shelf registration statement, in either case, for the sale of Abraxas Common Stock in an Underwritten Offering for its own account, then as soon as practicable but not less than ten Business Days prior to the filing of (x) any preliminary prospectus supplement to a prospectus that includes the Abraxas Common Stock, relating to such Underwritten Offering pursuant to Rule 424(b), (y) the prospectus supplement to a prospectus that includes Abraxas Common Stock, relating to such Underwritten Offering pursuant to Rule 424(b) (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be (any of the foregoing, a “Piggyback Registration Statement or Prospectus”), Abraxas shall give notice of such proposed Underwritten Offering to the Limited Partners and such notice shall offer the Limited Partners the opportunity to include in such Underwritten Offering such number of Merger Shares as each such Limited Partner may request in writing.  Subject to Section 5.2(b), Abraxas shall include in such Underwritten Offering all such Merger Shares with respect to which Abraxas has received requests within five Business Days after Abraxas’ notice has been delivered in accordance with this Section 5.2(b).  If no request for inclusion from a Limited Partner is received within the specified time, such Limited Partner shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Abraxas shall determine for any reason not to undertake or to delay such Underwritten Offering, Abraxas may, at its election, give written notice of such determination to the Limited Partners that have requested to participate in the Underwritten Offer (the “Selling Limited Partners”) and, (i) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Merger Shares included in such offering in connection with such terminated Underwritten Offering, and (ii) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any such Merger Shares for the same period as the delay in the Underwritten Offering.  If any Limited Partner disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to Abraxas of such withdrawal up to and including the time of pricing of such offering.  No such withdrawal shall affect Abraxas’ obligation to pay all Registration Expenses as set forth in Section 5.7.  This Section 5.2 shall be subject to the underwriting procedures set forth in  Sections 5.3(b) and 5.3(c).

(b) Priority of Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Abraxas Common Stock determines that the total amount of Abraxas Common Stock which the Selling Limited Partner and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect in any material respect on the price, timing or distribution of the Abraxas Common Stock offered or the market for the Abraxas Common Stock, then the Abraxas

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Common Stock to be included in such Underwritten Offering shall include the number of Merger Shares that such managing underwriter or underwriters advises Abraxas can be sold without having such adverse effect, with such number to be first allocated to Abraxas and second, if there remains availability for additional Abraxas Common Stock to be included in such Underwritten Offering, pro rata among the Selling Limited Partners and third, if there remains availability for additional Abraxas Common Stock to be included in such Underwritten Offering, pro rata among other holders of securities of Abraxas who have requested participation in the Underwritten Offering.

Section 5.3 Underwritten Offering.

(a) General.  In the event the Limited Partners propose to sell their Merger Shares in an Underwritten Offering other than pursuant to Section 5.2, Abraxas shall use commercially reasonable efforts to retain an underwriter and effect such sale through an Underwritten Offering and take all commercially reasonable actions as are reasonably requested by the managing underwriter or underwriters to expedite or facilitate the disposition of such shares of Abraxas Common Stock, including the entering into an underwriting agreement, and participation by Abraxas’ management in a “road show” or similar marketing effort; provided, however, that Abraxas would not be required to cause its management to participate in a “road show” or similar marketing effort on behalf of any Limited Partners if (A) the managing underwriter or underwriters of any such proposed underwritten offering advise Abraxas that the gross proceeds of the underwritten offering are not expected to exceed $10.0 million and (B) a “bought deal” or “overnight transaction” is contemplated.

(b) Underwriting Procedures.  Each Selling Limited Partner shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Limited Partner may participate in such Underwritten Offering unless such Selling Limited Partner agrees to sell its Merger Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting agreement, and furnish to Abraxas such information as Abraxas may reasonably request in writing for inclusion in  the Registration Statement.  Each Selling Limited Partner may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Abraxas to and for the benefit of such underwriters also be made to and for such Selling Limited Partner’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Limited Partner shall be required to make any representations or warranties to or agreements with Abraxas or the underwriters other than representations, warranties or agreements regarding such Selling Limited Partner and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.  If any Selling Limited Partner disapproves of the terms of the Underwritten Offering contemplated by this Section 5.3, such Selling Limited Partner may elect to withdraw therefrom by notice to Abraxas and the managing underwriter or underwriters and such withdrawal may be made up to and including the time of pricing of the Underwritten Offering.  No such withdrawal or abandonment shall affect Abraxas’ obligation to pay registration expenses as set forth in Section 5.7.

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(c) Appointment of Underwriters.  In connection with an Underwritten Offering, Abraxas shall have the sole right to appoint the managing underwriters.

(d) Definition of Underwritten Offering.  “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) (i) in which Abraxas Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks and (ii) the gross proceeds of such offering are expected to be not less than $10.0 million.

Section 5.4 Registration Procedures.  Abraxas shall:

(a) so long as a Limited Partner holds Merger Shares, provide copies to and permit single legal counsel designated by the Limited Partners to review the Registration Statement and all amendments and supplements thereto, no fewer than three (3) business days prior to their filing with the SEC, and not file any Registration Statement, amendment or supplement thereto to which a holder of the Merger Shares reasonably objects in writing within such three (3) business day period;

(b) furnish to the Limited Partners with respect to the Merger Shares included in the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses (“Preliminary Prospectuses” and individually, “Preliminary Prospectus”) in conformity with the requirements of the Securities Act and such other documents as the Limited Partners may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Merger Shares by the Limited Partners; provided, however, that the obligation of Abraxas to deliver copies of Prospectuses or Preliminary Prospectuses to the Limited Partners shall be subject to the receipt by Abraxas of reasonable assurances from the Limited Partners that the Limited Partners will comply with the applicable prospectus delivery requirements under the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses by the Limited Partners;

(c) file documents required of Abraxas for customary blue sky clearance in states specified in writing by the Limited Partners and use its commercially reasonable efforts to maintain such blue sky qualifications during the period Abraxas is required to maintain the effectiveness of the Registration Statement pursuant to Section 5.1(b); provided, however, that Abraxas shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(d) promptly notify the Limited Partners after it receives notice of the time when the Registration Statement has been declared effective by the SEC, or when a supplement or amendment to any Registration Statement has been filed with the SEC;

(e) advise the Limited Partners, promptly: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order

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should be issued; and (ii) at any time when a Prospectus relating to the Merger Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of an event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Limited Partner copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Merger Shares;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Abraxas dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Abraxas’ financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Limited Partners may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the managing underwriter and Limited Partners access to such information and Abraxas personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Abraxas need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Abraxas satisfactory to Abraxas;

(j) cause all the Merger Shares registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Abraxas are then listed; and

(k) if any Limited Partner could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Merger Shares of any Limited Partner pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or

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amendment or supplement a “Limited Partner Underwriter Registration Statement”), then Abraxas will cooperate with such Limited Partner in allowing such Limited Partner to conduct customary “underwriter’s due diligence” with respect to Abraxas and satisfy its obligations in respect thereof.  In addition, at any Limited Partner’s request, Abraxas will furnish to such Limited Partner, on the date of the effectiveness of any Limited Partner Underwriter Registration Statement and thereafter from time to time on such dates as such Limited Partner may reasonably request, (i) a letter, dated such date, from Abraxas’ independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Limited Partner, and (ii) an opinion, dated as of such date, of counsel representing Abraxas for purposes of such Limited Partner Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including standard “10b-5” assurances for such offering, addressed to such Limited Partner. Abraxas will also permit legal counsel to such Limited Partner to review and comment upon any such Limited Partner Underwriter Registration Statement at least five (5) business days prior to its filing with the SEC and all amendments and supplements to any such Limited Partner Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Limited Partner Underwriter Registration Statement or amendment or supplement thereto in a form to which such Limited Partner’s legal counsel reasonably objects.

Section 5.5 Transfer of Shares After Registration; Suspension.

(a) Each Limited Partner agrees that it will not effect any disposition of the Merger Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement and as permitted by this Agreement, and that it will promptly notify Abraxas in writing of any changes in the information set forth in the Registration Statement regarding the Limited Partner.

(b) Except in the event that paragraph (c) below applies, Abraxas shall if deemed necessary by Abraxas: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that, as thereafter delivered to purchasers of the Merger Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Limited Partners copies of any documents filed pursuant to Section 5.5(b), and (iii) inform each Limited Partner that Abraxas has complied with its obligations in Section 5.5(b) (or that, if Abraxas has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, Abraxas will notify the Limited Partners to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Limited Partner pursuant to Section 5.5(c) and Section 5.5(b) hereof when the amendment has become effective).

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(c) In the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by Abraxas of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Merger Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Abraxas shall promptly deliver a notice in writing to the Limited Partners (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Limited Partners will refrain from selling any Merger Shares pursuant to the Registration Statement (a “Suspension”) until the Limited Partners’ receipt of copies of a supplemented or amended Prospectus prepared and filed by Abraxas, or until the Limited Partners are advised in writing by Abraxas that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, Abraxas will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as promptly as practicable after the delivery of a Suspension Notice to the Limited Partners.  Notwithstanding the foregoing, Abraxas shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for a period (a “Black Out Period”) not to exceed, for so long as this Agreement is in effect, thirty (30) days consecutively in any ninety (90) day period or ninety (90) days in any twelve (12) month period if either (A) any action by Abraxas pursuant to this Section 5.5(c) would violate applicable law or (B) (x) an event occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in Abraxas’ good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y) (1) Abraxas determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of Abraxas or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed in any relevant jurisdiction.

Section 5.6 Indemnification.

(a) For the purpose of this Section 5.6:

(i) the term “Selling Stockholder” shall include the Limited Partners and their respective Affiliates;

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(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1 and Section 5.2; and

(iii) the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Abraxas agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, members and their respective successors and assigns (collectively, the “Selling Stockholder Indemnified Parties”) from and against any third party losses, claims, damages or liabilities to which such Selling Stockholder Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of Abraxas contained herein, or failure to comply with the covenants and agreements of Abraxas contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any failure by Abraxas to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and Abraxas will reimburse such Selling Stockholder Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that Abraxas shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (1) an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to Abraxas by or on behalf of such Selling Stockholder Indemnified Parties specifically for use in preparation of the Registration Statement, (2) a breach of any representations or warranties made by such Selling Stockholder herein, or the failure of such Selling Stockholder Indemnified Parties to comply with its covenants and agreements contained in this Agreement hereof or (3) the use by the Selling Stockholder Indemnified Party of an outdated or defective Prospectus after Abraxas has notified such Selling Stockholder Indemnified Party in writing that the Prospectus is outdated or defective and prior to the receipt by such Selling Stockholder Indemnified Party of a supplemented Prospectus or written notice from Abraxas that the use of the applicable Prospectus may be resumed.  Abraxas shall reimburse each Selling Stockholder Indemnified Party for the amounts provided for herein on demand as such expenses are incurred.

(c) Each Limited Partner severally agrees to indemnify and hold harmless Abraxas (and each person, if any, who controls Abraxas within the meaning of Section 15 of the Securities Act, each officer of Abraxas who signs the Registration Statement and each director of Abraxas) from and against any third party losses, claims, damages or liabilities to which Abraxas (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings

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in respect thereof) arise out of, or are based upon, (i) any breach of the representations and warranties of such Limited Partner contained herein, (ii) any failure to comply with the covenants and agreements of such Limited Partner contained herein, or (iii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Limited Partner specifically for use in preparation of the Registration Statement, and such Limited Partner will reimburse Abraxas (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that such Limited Partner’s obligation to indemnify Abraxas or any other persons hereunder shall be limited to the amount by which the value received by such Limited Partner, as determined at the Effective Time, from the sale of the Merger Shares to which such loss relates exceeds the amount of any damages which such Limited Partner has otherwise been required to pay by reason of such untrue statement or omission, provided further that, with respect to any indemnification obligation arising under clause (iii) of this paragraph (b), such obligation shall be limited to the net amount received by such Limited Partner from the sale of the Merger Shares included in the Registration Statement in question.

(d) Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.6(d), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 5.6(d) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action or such failure results in the forfeiture by the indemnifying party of substantial rights or defenses) or from any liability otherwise than under this Section 5.6(d).  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) only in the event that (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of counsel for the indemnified party, present such counsel with a potential or actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have

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employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 5.6(e), and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 5.6(e) fairly allocate the risks in light of the ability of the parties to investigate Abraxas and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 5.6(e), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 5.6(e) and further agree not to attempt to assert any such defense.

Section 5.7 Registration Expenses.  Abraxas will bear all expenses incident to or incurred in connection with the preparation and filing of the Registration Statement whether or not declared effective, including, without limitation, all registration and filing fees and expenses, fees and expenses of compliance with federal and state securities laws or with blue sky laws, any FINRA filing fees required to be made in connection with an Underwritten Offering of the Merger Shares, application and filing fees and expenses, duplicating and printing expenses, and fees and disbursements of counsel to Abraxas and all independent accountants, but excluding fees and expenses of counsel to any of the Limited Partners, fees and expenses of any accountants, engineers, consultants or any other advisers to the Limited Partners, any underwriting discount or commission and any broker-dealer sales commission that the Limited Partners may incur in disposing of their Merger Shares.  Abraxas shall bear all costs (including any legal fees) necessary to remove, when applicable, restrictive legends and to convert any and all Merger Shares to DTC-eligible or an electronic trading form.

Section 5.8 Termination of Conditions and Obligations.  The conditions precedent imposed by this Agreement upon the transferability of the Merger Shares shall cease and terminate as to any particular Merger Share when the sale of the Merger Share shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement and this Agreement.

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Article VI

TERMINATION

This Agreement shall automatically terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms and (b) the second anniversary of the Second Release Date.  Except as set forth in the following sentence, upon termination of this Agreement, all representations, warranties, covenants, agreements and obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise.  The terms of Section 1.6 and Section 2.4 shall survive any termination of this Agreement.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Abraxas in accordance with Section 10.5 of the Merger Agreement and to each Limited Partners at its address set forth on such Limited Partner’s signature page hereto (or at such other address for a party as shall be specified by like notice).

Section 7.2 Amendment.  Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Abraxas Parties and the Limited Partners holding in the aggregate a majority of the Subject Units pursuant to this Agreement and if any such amendment, modification, restatement or supplement would adversely affect the rights or increase the obligations of any Limited Partner hereunder, the approval of such Limited Partner will be required for such amendment, modification, restatement or supplement.  This Section 7.2 shall not be amended, modified, restated or supplemented without the written approval of all of the Limited Partners.  No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder, and no course of dealing between or among any of the parties, shall operate as a waiver of any right, power or privilege hereunder.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  No notice to or demand on any of the parties in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

Section 7.3 Interpretation.  When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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Section 7.4 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 7.5 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.6 Entire Agreement; No Third-Party Beneficiaries.  Except for the provisions of Section 7 of the Letter of Intent which is specifically incorporated by reference herein, this Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings and representations, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.7 Governing Law.  The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

Section 7.8 Assignment.  This Agreement is not transferable or assignable, except that the rights and obligations of each Limited Partner shall be transferable by such Limited Partner to an Affiliate who agrees to be bound by the terms of this Agreement.

Section 7.9 Submission to Jurisdiction.  Each of the parties to this Agreement hereby (a) irrevocably submits to the non-exclusive personal jurisdiction of any New York state or federal court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such New York state or federal court, and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a New York state or federal court, and any claim that any such proceeding brought in a New York state or federal court, has been brought in an inconvenient forum; provided, however, that nothing in this paragraph is intended to waive the right of any of the parties to remove any such action or proceeding commenced in any a New York state court to an appropriate New York federal court to the extent the basis for such removal exists under applicable law.  Each of the parties hereby irrevocably agrees that service of process may be made on him, her or it by mailing, by certified mail, a copy of such process to such party at his, her or its address for notices specified herein.  Each of the parties agrees that a final judgment in any such action or proceeding shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this paragraph shall affect the right of any of the parties to serve legal process in any other manner permitted by law or affect the right of any of the parties to bring any action or proceeding in the courts of any other jurisdictions, domestic or foreign.

Section 7.10 Remedies.  Each of the parties to this Agreement agree that the covenants and obligations in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if any of the parties fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder, then the other parties shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

Section 7.11 Independent Nature of Limited Partner’s Obligations and Rights.  The obligations of each Limited Partner under this Agreement are several and not joint with the obligations of any other present or subsequent purchaser of the Merger Shares, and each Limited Partner shall not be responsible in any way for the performance of the obligations of any other Limited Partner under this Agreement.  The decision of each Limited Partner to enter into this Agreement will be made by such Limited Partner independently of any other Limited Partners and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of any Abraxas Party that may have been made or given by any other Limited Partner or by any agent or employee of any such Limited Partner, and no Limited Partner or any of its agents or employees shall have any liability to any other Limited Partner (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein and no action taken by any Limited Partner pursuant hereto, shall be deemed to constitute such Limited Partner as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Limited Partner is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Limited Partner acknowledges that no other Limited Partner has acted as agent for such Limited Partner in connection with making an investment in the Merger Shares and that no other Limited Partner will be acting as agent of such Limited Partner in connection with monitoring its investment in the Merger Shares.  Each Limited Partner shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement and it shall not be necessary for any other Limited Partner to be joined as an additional party in any proceeding for such purpose.  Each Limited Partner represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement.

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